Exhibit 5.1

October 15, 2009

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as counsel to SunGard Data Systems Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (collectively, the “Schedule I Guarantors”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company, the Schedule I Guarantors and the subsidiaries of the Company listed on Schedule II hereto (the “Schedule II Guarantors” and, together with the Schedule I Guarantors, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the registration of (i) the Company’s 9 1/8% Senior Notes due 2013 (the “2013 Senior Notes”) and the guarantees issued by the Guarantors (the “2013 Senior Guarantees”) with respect to the 2013 Senior Notes, (ii) the Company’s 10 1/4% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes” and, together with the 2013 Senior Notes, the “Notes”) and the guarantees issued by the Guarantors (the “Senior Subordinated Guarantees” and, together with the 2013 Senior Guarantees, the “Guarantees”) with respect to the Senior Subordinated Notes, and (iii) the Company’s 10 5/8% Senior Notes due 2015 (the “2015 Senior Notes”) and the guarantees issued by the Guarantors (the “2015 Senior Guarantees”) with respect to the 2015 Senior Notes that the Company and the Guarantors intend to offer in exchange for the Company’s outstanding 10 5/8% Senior Notes due 2015 and the guarantees thereof, in each case to be offered solely for market-making purposes by an affiliate of the Company. The 2013 Senior Notes and the 2013 Senior Guarantees have been issued under an Indenture dated as of August 11, 2005 (the “2013 Senior Indenture”), as supplemented by the supplemental indentures set forth on Schedule III attached hereto, among the Company, Solar Capital Corp., a Delaware corporation which merged with and into the

Company (“Solar”), the Guarantors named therein and the Trustee and the Senior Subordinated Notes and the Senior Subordinated Guarantees have been issued under an Indenture dated as of August 11, 2005 (the “Senior Subordinated Indenture”), as supplemented by the supplemental indentures set forth on Schedule IV attached hereto among the Company, Solar, the Guarantors named therein and the Trustee. The 2015 Senior Notes and the 2015 Senior Guarantees will be issued under an Indenture dated as of September 29, 2008 (the “2015 Senior Indenture”) among the Company, the Guarantors named therein and the Trustee. The 2013 Senior Indenture, the 2015 Senior Indenture and the Senior Subordinated Indenture are referred to herein collectively as the “Indentures”.

We have examined the Registration Statement and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indentures are the valid and legally binding obligations of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Notes constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. The Guarantees constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

3. When the 2015 Senior Notes have been duly executed, authenticated, issued and delivered in accordance with the 2015 Senior Indenture, the 2015 Senior Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When (a) the 2015 Senior Notes have been duly executed, authenticated, issued and delivered in accordance with the 2015 Senior Indenture and (b) the 2015 Senior Guarantees have been duly issued, the 2015 Senior Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by (i) the laws of the State of California, (ii) the laws of the State of Florida or the Commonwealth of Pennsylvania, or (iii) the laws of the Commonwealth of Massachusetts, we have relied upon (a) the opinion of Sheppard, Mullin, Richter & Hampton LLP, dated the date hereof, (b) the opinion of Blank Rome LLP, dated the date hereof and (c) the opinion of Ropes & Gray LLP, dated the date hereof, respectively.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Law (including, in each case, the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and, to the extent set forth herein, the laws of the States of California and Florida and of the Commonwealths of Pennsylvania and Massachusetts.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors Incorporated or Formed in the States of New York or Delaware

Subsidiary	State of Incorporation or Formation
Advanced Portfolio Technologies, Inc.	Delaware
Automated Securities Clearance LLC	Delaware
BancWare LLC	Delaware
Derivatech Risk Solutions Inc.	Delaware
Inflow LLC	Delaware
Online Securities Processing Inc.	Delaware
SIS Europe Holdings LLC	Delaware
SRS Development Inc.	Delaware
SunGard Asia Pacific Inc.	Delaware
SunGard Availability Services Ltd.	Delaware
SunGard Business Systems LLC	Delaware
SunGard Computer Services LLC	Delaware
SunGard Consulting Services LLC	Delaware
SunGard CSA LLC	Delaware
SunGard Development Corporation	Delaware
SunGard DIS Inc.	Delaware
SunGard Energy Systems Inc.	Delaware
SunGard eProcess Intelligence LLC	Delaware
SunGard ERisk Inc.	Delaware
SunGard Financial Systems LLC	Delaware
SunGard Higher Education Advancement Inc.	Delaware
SunGard Higher Education Inc.	Delaware
SunGard Higher Education Managed Services Inc.	Delaware
SunGard Investment Systems LLC	Delaware
SunGard Investment Ventures LLC	Delaware
SunGard iWORKS LLC	Delaware
SunGard iWORKS P&C (US) Inc.	Delaware
SunGard Kiodex Inc.	Delaware
SunGard NetWork Solutions Inc.	Delaware
SunGard Reference Data Solutions LLC	Delaware
SunGard SAS Holdings Inc.	Delaware
SunGard Securities Finance LLC	Delaware
SunGard Securities Finance International LLC	Delaware
SunGard Shareholder Systems LLC	Delaware
SunGard Software, Inc.	Delaware
SunGard Technology Services LLC	Delaware
SunGard VeriCenter, Inc.	Delaware
SunGard VPM Inc.	New York
SunGard Workflow Solutions LLC	Delaware

Schedule II

Guarantors Incorporated or Formed in Jurisdictions other than the States of New York or

Delaware

Subsidiary	State of Incorporation or Formation
Exeter Educational Management Systems, Inc.	Massachusetts
SunGard Availability Services LP	Pennsylvania
SunGard AvantGard LLC	California
SunGard Corbel LLC	California
SunGard Public Sector Inc.	Florida
SunGard Systems International Inc.	Pennsylvania

Schedule III

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee

Supplemental Indenture No. 12, dated as of March 13, 2007, between SunGard VeriCenter, Inc. and the Trustee

Supplemental Indenture No. 13, dated as of October 15, 2007, between Applied Securities Technical Evaluation & Consulting Inc. and the Trustee

Supplemental Indenture No. 14, dated as of October 15, 2007, between Cooperative Research Solutions Inc. and the Trustee

Supplemental Indenture No. 15, dated as of December 12, 2007, between Wall Street Concepts LLC and the Trustee

Supplemental Indenture No. 16, dated as of March 18, 2008, between Advanced Portfolio Technologies, Inc. and the Trustee

Schedule IV

Supplemental Indenture No. 1, dated as of May 25, 2006, among SunGard ERisk Inc., The GetPaid LLC and the Trustee

Supplemental Indenture No. 2, dated as of August 14, 2006, between SunGard SSF Canada Holdings Inc. and the Trustee

Supplemental Indenture No. 3, dated as of October 13, 2006, between SunGard ProNvest Inc., SunGard Signix Inc. and the Trustee

Supplemental Indenture No. 4, dated as of December 4, 2006, between Integrated Business Systems, Inc. and the Trustee

Supplemental Indenture No. 5, dated as of December 19, 2006, between Automated Financial Systems Corporation and the Trustee

Supplemental Indenture No. 6, dated as of December 31, 2006, between SunGard iWORKS Holdings Inc. and the Trustee

Supplemental Indenture No. 7, dated as of December 31, 2006, between SunGard iWORKS Holdings P&C (US) Inc. and the Trustee

Supplemental Indenture No. 8, dated as of December 31, 2006, between SunGard iWORKS P&C (US) Inc. and the Trustee

Supplemental Indenture No. 9, dated as of January 19, 2007, between SunGard Institutional Products LLC and the Trustee

Supplemental Indenture No. 10, dated as of February 13, 2007, between SunGard AvantGard (US) Inc. and the Trustee

Supplemental Indenture No. 11, dated as of March 13, 2007, between Aceva Technologies LLC and the Trustee

Supplemental Indenture No. 12, dated as of March 13, 2007, between SunGard VeriCenter, Inc. and the Trustee

Supplemental Indenture No. 13, dated as of October 15, 2007, between Applied Securities Technical Evaluation & Consulting Inc. and the Trustee

Supplemental Indenture No. 14, dated as of October 15, 2007, between Cooperative Research Solutions Inc. and the Trustee

Supplemental Indenture No. 15, dated as of December 12, 2007, between Wall Street Concepts LLC and the Trustee

Supplemental Indenture No. 16, dated as of March 18, 2008, between Advanced Portfolio Technologies, Inc. and the Trustee